GLOBAL SAVINGS CLUB INC
FINANCIAL STATEMENTS
MARCH 31, 2002

Index

Review Engagement Report
Financial Statements
Statement of Earnings and Retained Earnings   Statement 1
Balance Sheet		         Statement 2
Statement of Cash Flows	                                      Statement 3
Notes to the Financial Statements	         Statement 4

REVIEW ENGAGEMENT REPORT

To the Directors of Global Savings Club, Inc.

I have reviewed the balance sheet of Global Savings Club Inc. as at March 31, 2002 and the statements of earnings and retained earnings and cash flows for the period then ended. My review was made in accordance with generally accepted standards for review engagements and accordingly consisted primarily of enquiry, analytical procedures and discussions related to information supplied to me by the company.

A review does not constitute an audit and consequently I do no express an opinion on these financial statements.

Based on my review, nothing has come to my attention that causes me to believe that these financial statements are not, in all material respects, in accordance with generally accepted accounting principles.

  (Dan Nichvoldow)
Ceritified General Accountant
Kelowna, British Columbia
April 8, 2002









GLOBAL SAVINGS CLUB INC
STATEMENT OF EARNINGS AND RETAINED EARNINGS
FOR THE PERIOD ENDED MARCH 31, 2002

		                                                               2002	July 31, 2001
                                                                                                      (8 Mo. Ended)
REVENUE
Corporate Memberships			$ 2,429           $         271
Administrative Services


  TOTAL                                                                                               2,429	      271

EXPENSES

Advertising & Promotion			                                     11
Commisions                                                                                      1,417
Amortization			                               1,578
Bank Charges & Interest			        84	       69
Consulting Fees 			 	     400
Marketing Supplies		 	      576
Worker's Compensation                                                                                                  53
License, Fees & Dues			                                    70
Professional Fees			       800                    500
Office			                                                               629
Rent   			                                                               300
Vehicle			                                     100

  TOTAL                                                                                              $ 2,977          $    3,610

NET EARNINGS (LOSS) FOR THE YEAR		       (548)             (3,339)
RETAINED EARNINGS (DEFICIT) OPENING	   (9,326)             (5,987)

RETAINED EARNINGS (DEFICIT) CLOSING                            $(9,874)       $   (9,326)










GLOBAL SAVINGS CLUB INC.
BALANCE SHEET
MARCH 31, 2000

			                        Mar. 31 ,2002          July 31, 2001
ASSETS

CURRENT ASSETS

Cash 			                          $    839                    $       78

GST Receivable			                                       20
Due from Global U.S.                                                                  8,601                       2,296

  TOTAL                                                                                          9,440	    2,394

CAPITAL ASSETS (Note 3)  		2,428                       2,428

  TOTAL 		                                                      $11,868                     $4,822

LIABILITIES

CURRENT LIABILITIES

Accounts Payable	                                                       $  1,800                    $1,000
Note Payable - Williams			 2,489                      2,489
Note Payable - Van Den Ham                                                  24,948	  24,948
GST Payable                                                                                     110
  TOTAL		                                                          29,347                   28,437

DUE TO SHAREHOLDER (Note 4)		(7,705)                 (14,389)

EQUITY

SHARE CAPITAL (Note 5)	                                  100                        100
RETAINED EARNINGS			(9,874)                   (9,326)

TOTAL LIABILITIES AND EQUITY	                             $11,868                 $4,822

Approved:

Director

GLOBAL SAVINGS CLUB INC.
STATEMENT OF CASH FLOWS
FOR THE 8 MONTH PERIOD ENDED MARCH 31, 2002

	                                                                                              2002                 2001
CASH PROVIDED
                Common Shares Issued                                             $     100      $
	Due from Rocky's Auto	                                                                   150
	Less Accumulated Amortization	                                   1,953                  1,012
	Note Payable - Williams	                                   2,489                  2,489
	Due from Starlit Man.	 	                                     200
	GST - ITC's	                                                                    110                       43
	Shareholder Loan	                                                             11,210
	Share Subscription Rec.	                                                                   100
	Accounts Payable	                                   1,400
                Note Payable - Van Den Ham                                       24,948
                Retained Earnings	                                                                   725
TOTAL CASH PROVIDED                                                            $31,000             $15,929
CASH APPLIED
                Note Payable - H. Stehr                                                                               2,000
	Net Loss	                                                                    148	    1,125
	GST - Refundable	                                             	          22
	Due to Nordine & Co	                                                               3,716
	Computer Hardware	                                   2,499	       300
	Accounts Payable	                                                                  259
	Loan - S. Nordine	                                                               3,615
	Retained Earnings	                                   9,326
	Sharholder Loan - BN	 	      7,705
                Proprietary Software                                                          1,882                 2,654
                Due from Global U.S.                                                        8,601                 2,296
TOTAL CASH APPLIED                                                                   30,161              15,987
NET INCREASE (DECREASE)IN CASH	                                $     839         $         (58)

CASH, beginning of year	                                                                     578                   175
CASH, end of year	                                                              $    839          $       578

AS REPRESENTED BY

	Cash	                                                             $    839            $       78






GLOBAL SAVINGS CLUB INC
NOTES TO FINANCIAL STATEMENTS

1.  NATURE OF OPERATIONS
The company is incorporated under the laws of British Columbia and is engaged in the operation of a subscription service and buyers club.
2.  SIGNIFICANT ACCOUNTING POLICIES
a)	Amortization
Capital assets are recorded at cost and are amortized over their estimated useful lives. Amortization is calculated according to rates shown below, with one half of the rate in the year of acquisition. No amortization was recorded in this 8 month period.

3. CAPITAL ASSETS
                                                     Cost     Accum. Amort.  2002  Net   2001 Net
Computer Equipment 30%     2,499           1,012              1,487        1,487
Proprietary Software  100%    1,882	   941                  941           941
  TOTAL		        4,381	1,953              2,428        2,428

4.  	DUE TO SHAREHOLDERS
Amounts due to the shareholders are unsecured, without interest or specific terms of repayment.
5.  	SHARE CAPITAL
Authorized:
7,000,000 Class A common voting shares without par value
995,000	   Class B common voting shares without par value
500,000	   Class C common voting shares without par value
500,000	   Class D common voting shares without par value
250,000	   Class E common non-voting shares without par value
250,000	   Class F common non-voting shares without par value
250,000	   Class G common non-voting shares without par value
250,000	   Class H common non-voting shares without par value
2,500	   Class I preferred voting shares with a par value of
$1,000.00
2,500	   Class J preferred non-voting shares with a par value
of $1,000.00

                                                                                                               2002	2001
Issued:
	1,000,000	Class A common shares                     100	 100

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